Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-134383, No. 333-117945, and No. 333-108314 of VIA Pharmaceuticals, Inc. (formerly Corautus Genetics Inc.) on Form S-8 and Registration Statement No. 333-126893 of VIA Pharmaceuticals, Inc. (formerly Corautus Genetics Inc.) on Form S-3 of our report dated March 7, 2007, relating to the balance sheets of VIA Pharmaceutics, Inc. as of December 31, 2006 and 2005, and the related statements of operations, stockholders’ equity (deficit) and cash flows for the years ended December 31, 2006 and 2005, and for the periods from June 14, 2004 (date of inception) to December 31, 2004, and to December 31, 2006 (which report expresses an unqualified opinion and includes explanatory paragraphs regarding the Company’s status as a development stage company, its ability to continue as a going concern, and the change in accounting for stock-based compensation upon adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, effective January 1, 2006), appearing in this Current Report on Form 8-K/A (Amendment No. 1) dated June 26, 2007 of VIA Pharmaceuticals, Inc.

San Francisco, California

June 26, 2007